Exhibit 99.1

Investor Update - February 12, 2015

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our mainline and consolidated operations. Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expenses per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expenses for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices and our hedging program. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

We are also providing our expected capital expenditures and fleet count for future periods. These estimates are based on firm and expected commitments we currently have in place for future aircraft deliveries and our current estimate of non-aircraft capital spending.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2014. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED
Operating and Financial Statistics

	January 2015	Change Y-O-Y
Revenue passengers (in thousands)	2,358	9.2%
Traffic (RPMs in millions)	2,496	7.9%
Capacity (ASMs in millions)	3,100	10.4%
Load factor	80.5%	(1.9) pts
Passenger RASM (cents)(a)	11.16¢	(7.2)%
RASM (cents)(b)	13.02¢	(7.7)%
Economic fuel cost per gallon	$1.97	(40.3)%

(a)
In first quarter of 2014, severe winter weather across the U.S. drove higher revenue to Alaska Air Group from other carriers due to displaced passengers.  The revenue impact was $8M in January, $4.5M in February, and $2M in March.  This improved PRASM in 2014 and creates a headwind for 2015 of approximately 2% in January, 1.5% in Feb and 0.5% in March.

(b)
In January 2015, we offered a free checked bag to all of our Mileage Plan members.  This negatively impacted operating revenues by approximately $5 million to $6 million, or about 1.5% of RASM.  Beginning February 1, 2015, we are running a promotion to offer one free checked bag to all affinity credit card holders.  We expect this to lower operating revenues by approximately $2.5 million in both February and March or about 0.5% reduction in RASM each month.

Forecast Information

	Forecast Q1 2015	Change Y-O-Y	Prior Guidance Jan. 22, 2015		Forecast Full Year 2015	Change Y-O-Y	Prior Guidance Jan. 22, 2015
Capacity (ASMs in millions)	9,225 - 9,275	~ 11.0%	9,225 - 9,275	~ 11.0%	39,400 - 39,600	~ 9.5%	38,900 - 39,100	~ 8.0%
Cost per ASM excluding fuel and special items (cents)	8.60¢ - 8.65¢	~ (0.5)%	8.62¢ - 8.67¢	~ flat	8.30¢ - 8.35¢	~ (0.5)%	8.35¢ - 8.40¢	~ flat
Fuel gallons (in millions)	119	~ 8.0%	119	~ 8.0%	504	~ 7.5%	492	~ 5.5%
Economic fuel cost per gallon(a)	$1.97	~ (41.0)%	$1.85	~ (44.0)%	(b)	(b)	(b)	(b)

(a)
Our economic fuel cost per gallon estimate for the first quarter includes the following per-gallon assumptions: crude oil cost - $1.17 ($49 per barrel), refining margin - 50 cents, cost of settled hedges - 5 cents, with the remaining difference due to taxes and other into-plane costs.

(b)	Because of the volatility of fuel prices, we do not provide full-year economic fuel estimates.

Nonoperating Expense
We expect that our consolidated nonoperating expense will be approximately $0 - $1 million in the first quarter of 2015.

Cash and Share Count

(in millions)	January 31, 2015	December 31, 2014
Cash and marketable securities	$1,176	$1,217
Common shares outstanding	131.285	131.481

Share Repurchase
During 2015, Air Group has repurchased a total of 288,726 shares of its common stock for approximately $18 million. This includes 91,645 shares repurchased for approximately $6 million since January 31, 2015 through February 10, 2015.

AIR GROUP - CONSOLIDATED (continued)
Capital Expenditures
Total expected capital expenditures are as follows (in millions):

	2014 Actuals	2015	2016	2017	2018
Aircraft and aircraft purchase deposits - firm	$498	$580	$535	$485	$405
Other flight equipment	131	50	35	25	25
Other property and equipment	65	120	80	80	80
Total property and equipment additions	$694	$750	$650	$590	$510
Option aircraft and aircraft deposits, if exercised	$—	$—	$35	$145	$315

Fleet Count

	Actual	Expected Fleet Activity(a)
Aircraft	Dec 31, 2014	2015 Changes	Dec 31, 2015	2016 - 2017 Changes	Dec 31, 2017
B737 Freighters & Combis	6	—	6	(3)	3
B737 Passenger Aircraft(b)	131	10	141	9	150
Total Mainline Fleet	137	10	147	6	153
Q400	51	1	52	2	54
E-175(c)	—	5	5	2	7
CRJ700(c)	8	—	8	—	8
Total Regional Fleet	59	6	65	4	69
Total	196	16	212	10	222

(a)	The expected fleet counts at December 31, 2015, 2016, and 2017 are subject to change.

(b)	2015 changes include the expected delivery of 11 Boeing 737-900ER aircraft offset by the scheduled return of one 737-400 aircraft to the lessor.

(c)	Aircraft are operated under capacity purchase agreements with a third party.

ALASKA AIRLINES - MAINLINE
Operating and Financial Statistics

	January 2015	Change Y-O-Y
Revenue passengers (in thousands)	1,680	9.3%
Traffic (RPMs in millions)	2,259	7.9%
Capacity (ASMs in millions)	2,789	10.9%
Load factor	81.0%	(2.3) pts
Passenger RASM (cents)(a)	10.29¢	(6.5)%
RASM (cents)(a)	12.16¢	(7.0)%
Economic fuel cost per gallon	$1.96	(40.4)%

(a)	See notes in the Consolidated operating and financial statistics.

ALASKA AIRLINES - MAINLINE (continued)
Forecast Information

	Forecast Q1 2015	Change Y-O-Y	Prior Guidance Jan. 22, 2015		Forecast Full Year 2015	Change Y-O-Y	Prior Guidance Jan. 22, 2015
Capacity (ASMs in millions)	8,325 - 8,375	~ 11.5%	8,325 - 8,375	~ 11.5%	35,450 - 35,650	~ 9.5%	35,000 - 35,200	~ 8.5%
Cost per ASM excluding fuel and special items (cents)	7.64¢ - 7.69¢	~ (0.5)%	7.66¢ - 7.71¢	~ flat	7.40¢ - 7.45¢	~ (0.5)%	7.45¢ - 7.50¢	~ flat
Fuel gallons (in millions)	103	~ 7.5%	103	~ 7.5%	437	~ 7.5%	430	~ 5.5%
Economic fuel cost per gallon(a)	$1.97	~ (41.0)%	$1.85	~ (44.0)%	(b)	(b)	(b)	(b)

(a)	See note(a) in Consolidated forecast.

(b)	Because of the volatility of fuel prices, we do not provide full-year economic fuel estimates.